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                                                                   EXHIBIT 10.13

                                 PROMISSORY NOTE


$2,500,000                                                    September 30, 1997

  For value received, NAB ASSET CORPORATION (the "Maker"), a Texas corporation, promises to pay to the order of STANWICH FINANCIAL SERVICES CORP. (the "Holder"), a Rhode Island corporation, the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) in accordance with the terms of this Note.

  1.  Payment of Principal.  The principal of this Note shall be payable in full
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on September 30, 2000.

  2.  Interest.  The unpaid principal of this Note outstanding from time to time
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shall bear interest, beginning as of the date hereof, at an annual rate of fourteen percent (14%), computed on the basis of a 365-day year and continuing until the principal hereof is repaid in full. Interest shall be payable quarterly in arrears beginning on December 31, 1997 and continuing thereafter on the last day of each March, June, September and December until the principal of this Note is paid in full. If the principal of this Note is paid on other than September 30, 2000, interest shall also be payable on the date of such principal payment.

  In no contingency or event whatsoever shall the interest payable to Holder by Maker, howsoever characterized or computed, hereunder, exceed the highest rate permissible under any law to which such interest is subject. There is no intention that Holder shall contract for, charge or receive interest in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received then, ipso facto, such rate shall be reduced
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to the highest lawful rate so that no amounts shall be charged which are in excess thereof. In the event that it should be determined that any excess over such highest lawful rate has been charged or received, Holder, shall apply such excess against the outstanding principal balance of this Note, and, to the extent of any amounts remaining thereafter, shall refund such excess to Maker.

  3.  Prepayments.  The Maker may prepay this Note in whole or, from time to
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time, in part without penalty or premium.

  4.  Place of Payments.  All payments of principal and interest under this Note
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shall be made to the order of Holder at the address specified in numbered paragraph 12 hereof.

   5.  Default; Acceleration.  Maker agrees that:
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       (i) if any installment of principal or interest under this Note shall not be paid when it is due and payable and such failure to pay is not cured within fifteen (15) days after notice from Holder of such failure to pay; or

       (ii) if Maker shall suffer or permit the filing by or against the Maker of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law (and, in the case of an involuntary proceeding the same is not dismissed within 30 days), make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of Maker's property, or

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     (iii) if a default or event of default occurs under any promissory note or other instrument evidencing any other indebtedness of the Maker to the Holder for borrowed money,

then, upon the happening of any such event (specified in items (i), (ii) and (iii) above), the entire indebtedness and accrued interest thereon due under this Note shall, at the option of the Holder, accelerate and become immediately due and payable without notice.

     6.  Cost of Collection.  The Maker shall reimburse the Holder for all
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reasonable costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amounts due hereunder.

     7.  Loss, Theft, Destruction or Mutilation of Note.  Upon receipt by the
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Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new note of like tenor in lieu of this Note. Any note made and delivered in accordance with the provision of this paragraph shall be dated as of the date to which interest has been paid on this Note, or if no interest has theretofore been paid on this Note, then dated the date hereof.

     8.  Governing Law.  This Note shall be construed in accordance with and
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governed by the laws of the State of Connecticut (in which State (i) this Note has been delivered and accepted and (ii) payments hereunder are to be made), without regard to principles of conflicts of laws.

     9.  Successors and Assigns.  All the covenants, stipulations, promises and
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agreements contained in this Note by or on behalf of the Maker or the Holder and all rights of the Maker or the Holder contained in this Note shall bind or inure to their respective successors, assigns, heirs and personal representatives, whether so expressed or not.

     10.  Cumulative Remedies.  No course of dealing, or any delay or omission
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of the Holder to exercise any right or power hereunder (including, without limitation, any right or power arising from any default or failure of performance of the Maker), shall exhaust, impair, waive or otherwise prejudice any such right or power or prevent its exercise. Every right and remedy given to the Holder hereunder, by any and all agreements executed and delivered in connection herewith or by law may be exercised from time to time as often as the Holder may deem expedient. No waiver by the Holder of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing.

     11.  Headings.  The headings of the paragraphs of this Note are inserted
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for convenience only and shall not be deemed to constitute a part hereof.

     12.  Notices.  All notices, requests, demands and other communications
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hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class,

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registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

        (a)  If to Maker:   NAB Asset Corporation
                            19200 Von Karmen Avenue
                            Suite 950
                            Irvine, CA 93612
                            Attention: Chief Financial Officer

        (b)  If to Holder:  Stanwich Financial Services Corp.
                            c/o Stanwich Partners, Inc.
                            One Stamford Landing
                            62 Southfield Avenue
                            Stamford, CT 06902
                            Attention: President

Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to it or him shall be mailed.

   13.  Consideration.  This note evidences the following indebtedness of the
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Maker to the Holder: a loan of $2,500,000 made by the Holder to the Maker on the date hereof, which loan has been funded, in accordance with Maker's instructions, by wire transfer of funds to Maker's bank account. Maker hereby acknowledges receipt of the proceeds of said loan.

   14.  Loan Closing Fee.  As additional consideration to the Holder for making
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the loan evidenced hereby, the Maker promises to pay the Holder a loan closing fee of $25,000 on or before November 30, 1997.

   IN WITNESS WHEREOF, the Maker has signed this Note by a duly authorized officer and dated it as of the day and year first above written.


                                    NAB ASSET CORPORATION



                                    By:___________________________
                                    Name: Michael W. Caton
                                    Title: President

Accepted at Stamford, Connecticut by
Stanwich Financial Services Corp.

By: ___________________________________
    Charles E. Bradley
    President

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